EXHIBIT 8

	Stephen R. Brown	Mark S. Munro
350 Ryman Street P.O. Box 7909 Missoula, Montana 59807-7909 (406) 523-2500 Fax (406) 523-2595 www.garlington.com

Gary B. Chumrau

Randall J. Colbert

Justin K. Cole

Kathleen L. DeSoto

Scott W. Farago

Candace C. Fetscher

Elizabeth L. Hausbeck

Isaac M. Kantor

Tessa A. Keller

Bradley J. Luck

Robert C. Lukes

Kathryn S. Mahe

Alan F. McCormick

Charles E. McNeil

Emma L. Mediak

Robert L. Nowels

J. Andrew Person

Robert J. Phillips

Anita Harper Poe

Larry E. Riley

Jeffrey M. Roth

Robert E. Sheridan

Brian J. Smith

Jeffrey B. Smith

Peter J. Stokstad

Christopher B. Swartley

Kevin A. Twidwell

William T. Wagner

Ross C. Wecker+

+Currently admitted in Massachusetts and Vermont only

May 27, 2016

Glacier Bancorp, Inc.

49 Commons Loop

Kalispell, MT 59901-2679

Attn:	Michael J. Blodnick, President and CEO

Ladies and Gentlemen:

We have acted as special tax counsel to Glacier Bancorp, Inc., a Montana corporation (“GBCI”), in connection with the proposed merger (the “Merger”) of Treasure State Bank (“TSB”), a Montana state-chartered bank, with and into Glacier Bank (“Glacier Bank”), a Montana state-chartered bank and wholly owned subsidiary of GBCI, pursuant to the Plan and Agreement of Merger (the “Agreement”), dated as of April 20, 2016, by and among GBCI, TSB and Glacier Bank. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) Glacier Bank is a wholly owned subsidiary of GBCI (iii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iv) the factual statements and representations made by GBCI in the officer’s certificate dated as of the date hereof and delivered to us for purposes of this opinion

A Professional Limited Liability Partnership / Attorneys at Law Since 1870

RE: Glacier Bancorp, Inc.

May 27, 2016

(the “Officer’s Certificate”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (v) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (vii) GBCI, Glacier Bank and TSB will treat the Merger for United States federal income tax purposes in a manner consistent with the opinions set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform GBCI, Glacier Bank or TSB of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

GARLINGTON, LOHN & ROBINSON, PLLP

/S/ Mark S. Munro

Mark S. Munro
Direct Line: (406) 523-2567
Email: msmunro@garlington.com

MSM:lcg

A Professional Limited Liability Partnership / Attorneys at Law Since 1870